4E-112

572

CERTIFICATE OF

ARTICLES OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

COMMAND SMALL COMPUTER LEARNING CENTERS, INC.

We, the undersigned, do hereby certify that we are respectively the president and secretary of COMMAND SMALL COMPUTER LEARNING CENTERS, INC., a corporation duly organized and validly existing under the laws of the State of Minnesota; that the following resolutions were duly adopted by all the shareholders holding all outstanding shares of the corporation acting together pursuant to the provisions of Minnesota Statutes Section 302A on the 2nd day of March, 1987, and that such resolutions have not been rescinded or modified and are in full force and effect on the date hereof.

"RESOLVED, that the name of this corporation shall be changed to COMMAND ELECTRONICS, XXXXXXX INC. effective the 2nd day of March, 19 87, and Article I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

'The name of this corporation shall be COMMAND ELECTRONICS, XXXXXXX INC.'

"RESOLVED, FURTHER, that the president and secretary of this corporation be and they hereby are authorized and directed to make, execute, and acknowledge a certificate embracing the foregoing resolution and to cause such certificate to be filed for record in the manner required by law."

0252272

Dated 3-2-87

[signature]
Secretary

APPROVED:

[signature]
Chairman

STATE OF MINNESOTA )
) ss.
COUNTY OF DAKOTA )

On the 2nd day of March, 1987, before me, a Notary Public, personally appeared RICHARD A. POMIJE, to be known to be the person described in and who executed the foregoing Certificate of Articles of Amendment of Articles of Incorporation of Command Small Computer Learning Centers, Inc., who acknowledged to and before me that he executed the same on behalf of said corporation.

Mary Anderson
NOTARY PUBLIC

MARY A. ANDERSON
NOTARY PUBLIC – MINNESOTA
SCOTT COUNTY
My Commission Expires June 26, 1992

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED

APR 3 1987

Joan Anderson Growe
Secretary of State